Exhibit 99.1

Cancer Genetics Announces Pricing of Public Offering of

2,858,000 Shares of Common Stock

RUTHERFORD, NJ (October 22, 2013): Cancer Genetics, Inc. (NASDAQ: CGIX), a diagnostics company focused on developing genomic-based, oncology tests and services, today announced the pricing of its underwritten public offering of 2,858,000 shares of its common stock at a price to the public of $14.00 per share. The gross proceeds to Cancer Genetics from the public offering are expected to be $40 million, before underwriting discounts and commissions and other offering expenses payable by Cancer Genetics.

The Company intends to use the net proceeds from the offering to fund its Mayo Clinic joint venture, to expand sales and marketing, to continue research and development, and for general corporate purposes and to fund ongoing operations and expansion of the business. The Company may also use a portion of the net proceeds from the offering to repay certain outstanding indebtedness.

Cancer Genetics has also granted the representative of the underwriters a 45-day option to purchase up to 428,700 additional shares of common stock from Cancer Genetics to cover over-allotments, if any. The offering is expected to close on October 28, 2013, subject to customary closing conditions.

Aegis Capital Corp. is acting as sole book-running manager for the offering.

Feltl and Company, Inc., Cantor Fitzgerald & Co. and Dougherty & Company are acting as co-managers for the offering.

This offering is being made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 22, 2013. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cancer Genetics:

Cancer Genetics, Inc. is an emerging leader in DNA-based cancer diagnostics and services some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals as well as biopharma and biotech. Our state-of-the-art reference lab is focused entirely on maintaining clinical excellence and is both CLIA certified and CAP accredited and has licensure from several states including New York State. We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute. For further information, please see www.cancergenetics.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. In addition, the offering is subject to market and other conditions and there can be no assurance as to the estimated proceeds from the offering and the anticipated use of proceeds from the offering. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-Q for the quarter ended June 30, 2013 and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Contact Information:

Investor Relations

RedChip Companies, Inc.

Jon Cunningham, 800-733-2447, ext. 107

jon@redchip.com

Source: Cancer Genetics, Inc.

Released October 22, 2013